Exhibit 10.4

THIRD AMENDMENT TO
EMPLOYMENT AGREEMENT

THIS AGREEMENT, entered into as of the 23rd day of August 2001, by and between Rural Cellular Corporation (“RCC” or “Company”) and Wesley E. Schultz (the “Employee”).

WHEREAS, the Company and the Employee have heretofore entered into an Employment Agreement dated as of January 22, 1999 (the “Employment Agreement”), which agreement, as amended, is now in full force and effect; and

WHEREAS, in anticipation of the sale or merger of the Company, the Company’s Board of Directors wishes to provide an incentive to the Employee to remain with the Company and perform tasks and activities necessary to produce operating and financial results that are satisfactory to the new owners, to complete the transaction and transfer ownership and operations to the new owners at closing, and to provide services to the new owners for a reasonable period after closing;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Company and the Employee agree as follows:

1.                                       New Sections 3A, 3B and 3C are added to the Employment Agreement, to read as follows:

“3A.        Completion Bonus.

(a)           The Employee shall receive a Completion Bonus in an amount equal to 100% of the Employee’s annual Base Salary if:

(i)            a Definitive Agreement is signed prior to July 1, 2002;

(ii)           the Employee is employed by the Company on the date the Definitive Agreement is signed; and

(iii)          a Closing Date occurs under the terms of the Definitive Agreement;

but only to the extent the Employee is employed on the payment dates provided for in paragraph (b) below.  If the Completion Bonus (or any portion thereof) does not become payable pursuant to this paragraph (a), it shall be forfeited.

(b)           A Completion Bonus that becomes payable to the Employee pursuant to paragraph (a) shall be paid as follows:

(i)            one-third of the Completion Bonus shall be paid on the 90th day immediately following the Closing Date, if the Employee is employed by the Company on such date;

(ii)           one-third of the Completion Bonus shall be paid on the first anniversary of the Closing Date, if the Employee is employed by the Company on such date; and

(iii)          one-third of the Completion Bonus shall be paid on the second anniversary of the Closing Date, if the Employee is employed by the Company on such date;

provided, that if the Employee’s employment is terminated by an Employer without Just Cause (as defined for the purposes of Section 9), or by the Employee for Good Reason (as defined in Section 11(c), but without regard to subparagraph (iv) thereof), on or after the date on which a Definitive Agreement is signed, the unpaid amount of the Completion Bonus shall be paid to the Employee within ten business days following the later of the Closing Date or the date of the Employee’s termination of employment.

(c)           No Completion Bonus will be payable under this Section 3A if a Definitive Agreement has not been signed by July 1, 2002, or if the Sale or Merger contemplated by a Definitive Agreement has not been completed by the first anniversary of the date a Definitive Agreement is signed.  A Completion Bonus payable under this Section 3A will not reduce any other compensation to which the Employee may become entitled under this Agreement.

“3B.        Stock Option Adjustment.

(a)           The Employee shall be entitled to a ‘Stock Option Adjustment’ if the Employee is the holder of an Unexercised Stock Option and:

(i)            a Definitive Agreement is signed prior to July 1, 2002; and

(ii)           the Employee’s employment is terminated by the Company without Just Cause, or by the Employee for Good Reason, after the date the Definitive Agreement is signed and prior to the first anniversary of the Closing Date.

(b)           If the Employee becomes entitled to a Stock Option Adjustment, he shall have the right to have the period during which his Unexercised Stock Option may be exercised extended until the earlier of:

(i)            the second anniversary of the date the Employee’s employment terminated; or

(ii)           the date on which the Employee’s Unexercised Stock Option would have ceased to be exercisable had the Employee continued in the employ of the Company.

The Employee’s right to a Stock Option Adjustment may be exercised by written notice to the Company at any time within 90 days following the date on which the Employee’s employment terminates.  Upon delivery of such written notice, the agreement governing the exercise of the Employee’s Unexercised Stock Option shall be deemed to have been amended to provide for the extension described in this paragraph (b), whether or not a formal written amendment is prepared or executed.  The exercise by the Employee of the right to a Stock Option Adjustment shall not result in any changes to the Employee’s Unexercised Stock Option other than those described in this paragraph (b), except that that the status of the amended option as an Incentive Stock Option (as defined in Section 422 of the Code) shall be determined under the applicable provisions of the Code.

(c)           Notwithstanding the foregoing, the Employee will not be entitled to a Stock Option Adjustment if:

(i)            a Definitive Agreement has not been signed by July 1, 2002;

(ii)           the Sale or Merger contemplated by a Definitive Agreement has not been completed by the first anniversary of the date a Definitive Agreement is signed; or

(iii)          the Employee’s termination of employment occurs by reason of:

(A)          the Employee’s transfer to or from employment with a parent or subsidiary of the Company;

(B)           the Employee’s employment by the entity into which the Company was merged or by which the Company was acquired, or by any affiliate of such an entity, following a Sale or Merger; or

(C)           the Employee’s declining to be employed by the entity into which the Company is merged or by which the Company is acquired, or by any affiliate of such an entity, following a Sale or Merger;

unless such event constitutes Good Reason (as defined in Section 11(c), but without regard to subparagraph (iv) thereof) for termination.

A Stock Option Adjustment provided under this Section 3B will not reduce any other compensation to which the Employee may become entitled under this Agreement.

“3C.        Definitions.  For the purposes of Sections 3A and 3B:

(i)            The Employee’s ‘Base Salary’ is the Employee’s regular rate of pay (excluding bonuses, incentive pay, and other special awards and allowances) at the time a Definitive Agreement is signed.

(ii)           The ‘Closing Date’ is the date established pursuant to a Definitive Agreement for the closing of a Sale or Merger.

(iii)          A ‘Definitive Agreement’ is a written agreement that is legally binding on the parties, that sets forth all of the terms and conditions of a Sale or Merger, and that requires the parties to consummate the Sale or Merger subject only to the accomplishment of conditions precedent that are customary in similar transactions.  A ‘letter of intent’ or similar document requiring subsequent, more detailed agreements is not a Definitive Agreement.

(iv)          A ‘Sale or Merger’ is:

(A)          The acquisition of 85% or more of the outstanding voting stock of the Company by any person (other than the Company, or any subsidiary or parent of the Company, or an employee benefit plan of the Company or any subsidiary or parent of the Company) or group of persons acting in concert, whether by purchase, merger, exchange of shares, or otherwise; or

(B)           A sale or other disposition of 85% or more of the assets of the Company (based on the value of such assets as most recently determined for the purposes of the Company’s audited financial statements).

(v)           An ‘Unexercised Stock Option’ is a stock option granted to the Employee under the Rural Cellular Corporation 1995 Stock Compensation Plan, or a stock option issued as a replacement or in substitution for any such stock option, to the extent such stock option has neither expired nor been exercised on the day preceding the date on which the Employee’s employment with the Company terminates.”

2.             Except to the extent specifically amended by this Agreement, the Employment Agreement shall continue in full force and effect.

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ATTEST		RURAL CELLULAR CORPORATION

By	/s/ Ann K. Newhall	By	/s/ Richard P. Ekstrand
	Secretary		Richard P. Ekstrand
President and Chief Executive Officer

WITNESS

	/s/ Nancy A. Gilbertson		/s/ Wesley E. Schultz
Wesley E. Schultz